EXHIBIT 23.1

National Home Health Care Corp. and Subsidiaries
Scarsdale, New York

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements of National Home Health Care Corp. and Subsidiaries on Forms S-8 (Registration Nos. 033-61315 and 333-46076 of our report dated October 20, 2004 relating to the consolidated financial statements and schedules of National Home Health Care Corp. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 2004.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Valhalla, New York
October 29, 2004